UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 2, 2008

Date of Report (Date of earliest event reported)

Macrovision Solutions Corporation

(Exact name of registrant as specified in its charter)

Delaware	333-148825	26-1739297
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. employer identification number)

2830 De La Cruz Boulevard

Santa Clara, California 95050

(Address of principal executive offices, including zip code)

(408) 562-8400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K/A amends the current report on Form 8-K filed on May 5, 2008, to include Item 9.01(a) Financial Statements of Business Acquired and Item 9.01(b) Pro Forma Financial Information.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The audited consolidated balance sheets of Gemstar-TV Guide International, Inc. (“Gemstar-TV Guide”) as of December 31, 2007 and December 31, 2006, and the related audited consolidated statements of income, stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2007 and notes thereto (incorporated by reference to pages F-2 through F-28 of Gemstar-TV Guide’s Annual Report on Form 10-K for Gemstar-TV Guide’s fiscal year ended December 31, 2007 (File No. 000-24218)).

(b) Pro Forma Financial Information.

Attached as Exhibit 99.2 are the unaudited pro forma condensed combined financial statements as of and for the year ended December 31, 2007 that give effect to the acquisition of Gemstar-TV Guide.

(d)	Exhibits.

The following exhibits are furnished with this report on Form 8-K:

Exhibit Number	Description
23.1	Consent of Ernst & Young LLP

99.1	The audited consolidated balance sheets of Gemstar-TV Guide as of December 31, 2007 and December 31, 2006, and the related audited consolidated statements of income, stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2007 and notes thereto (incorporated by reference to pages F-2 through F-28 of Gemstar-TV Guide’s Annual Report on Form 10-K for Gemstar-TV Guide’s fiscal year ended December 31, 2007 (File No. 000-24218)).

99.2	The unaudited pro forma condensed combined financial statements as of and for the year ended December 31, 2007 that give effect to the acquisition of Gemstar-TV Guide.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Macrovision Solutions Corporation (Registrant)

Date: May 7, 2008	By:	/s/ Stephen Yu
Stephen Yu
EVP and General Counsel

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